Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-207311) of Real Industry, Inc.,

(2)	Registration Statement (Form S-8 No. 333-134236) pertaining to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-204742) pertaining to the Real Industry, Inc. Amended and Restated 2015 Equity Award Plan;

of our report dated August 9, 2016, with respect to the consolidated financial statements of Real Alloy Holding, Inc.  as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and the period from September 25, 2014 (inception) through December 31, 2014 (Successor), and the combined and consolidated financial statements of Global Recycling and Specification Alloys (Carve-Out of Certain Operations of Aleris Corporation) as of December 31, 2014 and for the period from January 1, 2015 through February 26, 2015, and the years ended December 31, 2014 and 2013 (Predecessor).

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

August 9, 2016